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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 1, 1997

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                        BROWNING-FERRIS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


          1-6805                                         74-1673682
  (Commission File Number)                   (IRS Employer Identification No.)


     757 N. Eldridge, Houston, Texas                               77079
(Address of principal executive offices)                        (Zip Code)


                                 (281) 870-8100
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

         On October 2, 1997, the Company issued a press release announcing the preliminary results of its Dutch auction tender offer which expired at midnight, October 1, 1997, New York time. Based on a preliminary count by the depositary for the offer, the offer was oversubscribed and the Company expects to purchase 15 million of the approximately 33.8 million shares that were tendered and not withdrawn at $39.00 per share, which the Company expects to be the purchase price for all shares in the offer. Due to the oversubscription, all shares tendered at the purchase price will be pro-rated (except for shares tendered as "odd-lots" in the offer,which will be purchased in full). The Company estimates that the proration factor to be applicable to the offer will be approximately 44%.

         A copy of the news release is filed herewith as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         No financial statements or pro forma financial information are required to be filed as a part of this report. The exhibit filed as part of this report is listed in the Exhibit Index hereto.



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                                   SIGNATURES

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BROWNING-FERRIS INDUSTRIES, INC.



                                        By: /s/ Jeffrey E. Curtiss
                                            -----------------------------------
Dated:  October 3, 1997                     Jeffrey E. Curtiss
                                            Senior Vice President
                                            and Chief Financial Officer




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                        BROWNING-FERRIS INDUSTRIES, INC.

                                 EXHIBIT INDEX

                             Number and Description

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
EXHIBIT
NUMBER                            DESCRIPTION
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
99.1    News release dated October 2, 1997 issued by Browning-Ferris Industries,
        Inc.
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